UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 2, 2010

KEARNY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

United States	0-51093	22-3803741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 244-4500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors,

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2010, the Registrant announced that President and Chief Executive Officer, John N. Hopkins had informed the Registrant of his intention to retire from those positions effective April 1, 2011. The Registrant also announced that Craig L. Montanaro, Senior Vice President and Director of Strategic Planning, will assume the position of President and Chief Operating Officer effective April 1, 2010 and will assume the position of Chief Executive Officer effective upon Mr. Hopkins’s retirement. In addition, the Registrant announced that William C. Ledgerwood, Senior Vice President and Chief Financial Officer, will assume the position of Executive Vice President and Chief Financial Officer effective April 1, 2010 and will assume the position of Executive Vice President and Chief Operating Officer effective upon Mr. Hopkins’s retirement. Mr. Montanaro, age 43, has served as Senior Vice President and Director of Strategic Planning of the Registrant since 2003 and Mr. Ledgerwood, age 56, has served as Senior Vice President and Chief Financial Officer since 2006 after previously serving as Senior Vice President and Chief Accounting Officer. For further information, reference is made to the Registrant’s press release, dated February 2, 2010, which is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d)	The following exhibits are filed with this report.

Number	Description

99.1	Press Release, dated February 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KEARNY FINANCIAL CORP.
Date: February 2, 2010	By:	/s/ Craig L. Montanaro
Craig L. Montanaro Senior Vice President and Director of Strategic Planning

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